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Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO RULE 13A-14(B) OR RULE 15D-14(B) AND SECTION 1350 OF CHAPTER 63 OF
TITLE 18 OF THE UNITED STATES CODE

        The certification set forth below is being submitted in connection with this annual report on Form 10-K (the "Report") of Logitech International S.A. ("the Company") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

        Bracken P. Darrell, Chief Executive Officer of the Company, and Michael A. Doktorczyk, Vice President of Finance and Corporate Controller of the Company, each certify that, to the best of his knowledge:

  (1)
  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

  (2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 30, 2013
/s/ BRACKEN P. DARRELL Bracken P. Darrell President and Chief Executive Officer
/s/ MICHAEL A. DOKTORCZYK Michael A. Doktorczyk Vice President of Finance and Corporate Controller

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  Exhibit 32.1
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO RULE 13A-14(B) OR RULE 15D-14(B) AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE